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                                                                    EXHIBIT 10.7

                                 ACKNOWLEDGEMENT


        AGREEMENT (this "Agreement") is entered into as of August 31, 1999 by and between The MacManus Group, Inc., a Delaware corporation ("MacManus"), and Novo MediaGroup, Inc., a California corporation ("Novo").

        WHEREAS, MacManus and Novo are parties to a certain Exchange Agreement dated the date hereof, and certain other transactions, whereby among other things Novo will become the owner of all of the outstanding capital stock of Blue Marble Advanced Communications Group, Ltd., a Delaware corporation ("Blue Marble"), and MacManus will become the owner of certain of the outstanding capital stock of Novo; and

        WHEREAS, the parties wish to acknowledge certain understandings between them relating to the transactions contemplated by the Exchange Agreement referred to above.

        Accordingly, the parties agree as follows:

        1. PREFERRED PROVIDER. It is the intention of the parties hereto that Novo shall be a preferred provider of Internet professional services to MacManus' operating companies and their clients, such that MacManus will seek where appropriate to provide introductions and recommendations that Novo be a provider of Internet professional services to its affiliated companies and their clients, with the understanding that the respective MacManus affiliated companies and their clients shall have the ability to make independent decisions regarding their use of the services of Novo. In turn, it is the intention of the parties that Novo will cooperate with MacManus' affiliated companies and make available to their clients the full range of Internet professional services capabilities and services offered by Novo. In connection therewith, it is intended that Novo will participate in new business presentations with MacManus companies. The parties mutually agree to use their reasonable efforts to position Novo and take all other reasonable action as may be necessary to resolve any client conflicts in a manner as will enable Novo to handle the client accounts of MacManus' affiliated companies.

        2. CLIENT CONFLICT POLICIES. Novo agrees that at all times that MacManus owns at least 1% of the outstanding voting capital stock of Novo, it will abide by the specific client conflict of interest policies maintained by the following clients of the MacManus group of companies: Coca-Cola, General Motors and Procter & Gamble. Notwithstanding the foregoing, Novo will not be required by MacManus to resign Toyota as a client. Novo also agrees to use its reasonable efforts to abide by any client conflict policies of other MacManus clients which are applicable to Novo. MacManus will use its reasonable efforts to position Novo and its client relationships so as to avoid their being viewed as conflicts, where possible.

        3. NON-SOLICITATION OF BLUE MARBLE CLIENTS. For a period of at least two years from the date of this Agreement, MacManus shall not, and shall cause its subsidiary companies not to, solicit any of the specific client brand or product assignments for


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which Blue Marble currently is providing Internet professional services as of the date of this Agreement, for the purpose of causing such client to transfer such assignment(s) from Novo to any other MacManus business unit which may then be providing Internet professional services directly in competition with Novo; but subject in all cases to the ability of clients to make independent decisions regarding their use of the services of Novo, and subject to Novo continuing to perform services for such clients in a manner which satisfies the standards and expectations of such clients.

        4. BUDGET APPROVAL PROCESS. The parties acknowledge that prior to the commencement of each fiscal year of Novo, an annual operating budget for Novo shall be prepared, which budget will be consistent with the general strategic direction of Novo, and set forth in sufficient detail all significant items of income and expense. Such operating budget, and any material deviations therefrom, will be presented to the Board of Directors of Novo for its review and approval, which process will include a review of all significant financial items of Novo, including compensation and incentive packages for senior management of Novo, employment contracts, capital expenditures and borrowings or other financing arrangements.

        5. MISCELLANEOUS:

        5.1 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

        5.2 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):


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                                        (a) if to Novo to:

                                            Novo MediaGroup, Inc.
                                            222 Sutter Street
                                            San Francisco, CA 94108
                                            Attn: Chief Financial Officer
                                            Telecopy: (415) 646-7001

                                            with a copy to:

                                            Britton Silberman & Cervantez LLP
                                            461 Second Street, Suite 332
                                            San Francisco, CA 94107
                                            Attn: Tbomas J. Cervantez, Esq.
                                            Telecopy: (415) 538-9000

                                        (b) if to MacManus to:

                                            The MacManus Group, Inc
                                            1675 Broadway
                                            New York, NY 100 10019
                                            Attn: Craig D. Brown
                                            Telecopy: (212) 468-3085

                                            with a copy to:

                                            Davis & Gilbert LLP
                                            1740 Broadway
                                            New York, NY 10019
                                            Attention: Lewis A. Rubin, Esq.
                                            Telecopy: (212) 468-4888

        5.3 PREVAILING PARTY. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        5.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.


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        5.5 GOVERNING LAW. Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contacts executed and to be wholly performed with such state.


                                            The MacManus Group, Inc.


                                            By /S/ DAVID WINCLECHTER
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                                            Novo MediaGroup, Inc.


                                            By /S/ KELLY RODRIQUES
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